Exhibit 10.3

FOURTH AMENDMENT TO FACILITY AGREEMENT

This FOURTH AMENDMENT TO FACILITY AGREEMENT (this “Fourth Amendment”) is dated as of January 8, 2013 and made between:

(1)	FAR EAST ENERGY (BERMUDA), LTD., a company incorporated in Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM II, Bermuda with registration number 36700 (the “Borrower”);

(2)	FAR EAST ENERGY CORPORATION, a company incorporated in the State of Nevada, United States of America, with its registered office at 711 S. Carson Street, Suite 4, Carson City, Nevada with registration number NV20001201882 (the “Guarantor”); and

(3)	STANDARD CHARTERED BANK as lender (the “Lender”).

PRELIMINARY STATEMENTS:

(A)	The Borrower, the Guarantor and the Lender are parties to a U.S. $25,000,000 Facility Agreement dated as of November 28, 2011, as amended by an Amendment Letter Agreement dated as of May 21, 2012, as further amended by the Second Amendment to Facility Agreement dated as of November 28, 2012 and as further amended by a Third Amendment to Facility Agreement dated as of December 18, 2012 (the “Facility Agreement”) providing for a secured term loan facility for the purposes described therein.

(B)	The Facility is fully drawn in the amount of U.S.$25,730,512.16 (which includes capitalized interest of U.S.$730,512.16).

(C)	The Loans made under the Facility are due to be repaid on the Termination Date of January 15, 2013.

(D)	Accrued interest on each Loan in the aggregate amount of U.S.$197,044.91 (the “Accrued Interest Amount”) will be due on January 15, 2013.

(E)	The Borrower has requested, among other things, that (i) in the event that the currently contemplated debt offering that is intended to partially repay the Loans (the “Financing”) is not completed by January 10, 2013, the Borrower be permitted to borrow additional Loans under the Facility in the aggregate principal amount of U.S.$125,000; and (ii) in the event that the Financing is not completed by January 15, 2013, the Termination Date under the Facility Agreement, and the due date for payment of the Accrued Interest Amount, be extended to enable the Borrower to continue to pursue the Financing.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.	interpretation

1.1	Interpretation

(a)	Capitalized terms defined in the Facility Agreement have, unless otherwise expressly defined herein, the same meaning when used in this Fourth Amendment.

(b)	The provisions of clause 1.2 (Construction) of the Facility Agreement apply to this Fourth Amendment as if they were set out in full in this Fourth Amendment, except that references to ‘this Agreement’ are to be construed as references to this Fourth Amendment.

2.	representations and warranties

Each Obligor jointly and severally represents and warrants to the Lender on the date of this Fourth Amendment that:

(a)	The obligations expressed to be assumed by it in this Fourth Amendment are (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors rights generally) legal, valid, binding and enforceable obligations.

(b)	All of the representations and warranties contained in clauses 18.1 – 18.29 (Representations) of the Facility Agreement are true and correct.

3.	amendmentS to Facility agreement

3.1	Overrun Facility Commitment

The amendments to the Facility Agreement set forth in this Clause 3.1 (Overrun Facility Commitment) shall take effect on the date hereof.

(a)	Clause 1.1 (Definitions) of the Facility Agreement shall be amended by inserting in the appropriate alphabetical order the following new definition:

“Overrun Facility Availability Date” means January 11, 2013 if the contemplated debt offering that is intended to partially repay the Loans has not completed on or before January 10, 2013. For the avoidance of doubt, if the contemplated debt offering that is intended to partially repay the Loans is completed on or before January 10, 2013, the Overrun Facility Availability Date shall not occur.

“Overrun Facility Commitment” means U.S.$125,000 to the extent not cancelled, reduced or transferred by the Lender under this Agreement.

(b)	The following existing definitions set forth in clause 1.1 (Definitions) of the Facility Agreement shall be deleted in their entirety and restated as follows:

“Availability Period” means the period from and including the date of this Agreement to the date falling one Month prior to the Termination Date; provided that in respect of the Overrun Facility Commitment, “Availability Period” shall mean the period from and including the Overrun Facility Availability Date to the earlier of (i) January 15, 2013, (ii) the date on which the placement agent, note holders or other relevant lenders or investors participating in the contemplated debt offering that is intended to partially repay the Loans notify the Borrower, the Guarantor or the Lender that any of such placement agent, note holders or other lender or investor will not be moving forward with such contemplated debt offering and (iii) the Termination Date.

“Commitment” means (i) U.S.$25,000,000 to the extent not cancelled, reduced or transferred by the Lender under this Agreement plus (ii) the Overrun Facility Commitment.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility), including an amount equal to the Overrun Facility Commitment.

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3.2	Conditional extension of Termination Date

If the Financing has not been completed by January 15, 2013, the amendment to the Facility Agreement set forth in this Clause 3.2 (Conditional extension of Termination Date) shall take effect on and from January 15, 2013.

(a)	the definition of “Termination Date”, as set forth in clause 1.1 (Definitions) of the Facility Agreement shall be amended and restated to read as follows:

“Termination Date” means the earlier of (i) January 31, 2013 and (ii) the date on which the placement agent, note holders or other relevant lenders or investors participating in the contemplated debt offering that is intended to partially repay the Loans notify the Borrower, the Guarantor or the Lender that any of such placement, note holders or other lender or investor will not be moving forward with such contemplated debt offering (except that, if the Termination Date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day).

4.	CONDITIONAL DEFERRAL OF INTEREST PAYMENT

If the Financing has not been completed by January 15, 2013, the due date for payment of the Accrued Interest Amount shall be extended to the Termination Date.

5.	LIMITED WAIVER AND CONSENT

5.1	Waiver and consent

Subject to the terms and conditions of this Fourth Amendment and in reliance on the representations and warranties made pursuant to Clause 2 (Representations and Warranties) hereof, the Lender:

(a)	permanently waives any Default or Event of Default arising from any breach of clause 20.1 (Liquidity Test) of the Facility Agreement that occurred prior to the date of this Fourth Amendment;

(b)	waives the requirements of clause 4.2 (Further conditions precedent) of the Facility Agreement solely with respect to any additional drawdown of the Facility contemplated by the amendments to the Facility Agreement set forth in Clause 3.1 (Overrun Facility Commitment) hereof;

(c)	notwithstanding clause 5.1 (Delivery of a Utilisation Request) of the Facility Agreement, consents to the delivery of a duly completed Utilisation Request in respect of the Overrun Facility Commitment (as defined in Clause 3.1 above) not later than 10:00a.m. (London time) one Business Day before the proposed Utilisation Date; and

(d)	notwithstanding clause 5.4 (Availability of Loans) of the Facility Agreement, agrees that any Loan made in connection with the Overrun Facility Commitment shall be made available in the account of the Borrower maintained with JPMorgan Chase Bank, N.A. with account number 113473723.

5.2	Limitation of waivers

(a)	Without limiting the generality of the provisions of clause 32 (Remedies and Waivers) of the Facility Agreement, the waivers set forth above shall be limited precisely as written and relate solely to any non-compliance by the Obligors with the terms of the Facility Agreement in the manner and to the extent described above, and nothing in this Fourth Amendment shall be deemed to prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Finance Documents or any other instrument or agreement referred to therein.

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(b)	Except as expressly set forth herein, the terms, provisions and conditions of the Facility Agreement and the other Finance Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

6.	release of lender and related parties

Each Obligor voluntarily and knowingly releases, holds harmless, and forever discharges the Lender and each of the Lender’s predecessors, agents, shareholders, partners, directors, officers, employees, representatives, professionals and their respective successors and assigns (the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date hereof which any Obligor may now or hereafter have against any of the Released Parties and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under, and all other matters relating to, the Finance Documents, and the negotiation and execution of this Fourth Amendment.

7.	MISCELLANEOUS

7.1	Finance Document

This Fourth Amendment is a Finance Document.

7.2	Costs and expenses

The Borrower agrees that the provisions of clause 16 (Costs and Expenses) of the Facility Agreement shall apply to this Fourth Amendment.

7.3	Counterparts

This Fourth Amendment may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Fourth Amendment.

7.4	Reservation of rights

The Parties reserve all rights with respect to any continuing or future Default.

7.5	Confirmations

(a)	The Guarantor hereby acknowledges that it has read this Fourth Amendment and consents to its terms, and hereby confirms and agrees that, notwithstanding the effectiveness of this Fourth Amendment, its guarantee of the Borrower’s obligations under the Finance Documents (the “Guaranteed Obligations”) shall not be impaired or affected and such guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

(b)	The Obligors acknowledge and agree that (i) all liens evidenced by the Facility Agreement and the Security Documents are hereby ratified, confirmed and continued, (ii) the amendment of the Facility Agreement pursuant to this Fourth Amendment shall not constitute a regrant of the existing Security granted in connection with the Facility Agreement (the “Existing Security”), (iii) the Existing Security shall remain in full force and effect after giving effect to this Fourth Amendment, and (iv) the Existing Security extends to the Guaranteed Obligations as amended pursuant to this Fourth Amendment.

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7.6	Governing law

THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

[Signature page follows]

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This Fourth Amendment has been entered into as of the date stated at the beginning hereof.

SIGNATORIES

BORROWER:

FAR EAST ENERGY (BERMUDA), LTD.

By:	/s/ Michael R. McElwrath
Name:	Michael R. McElwrath
Title:	Chairman

GUARANTOR:

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Name:	Michael R. McElwrath
Title:	Chief Executive Officer and President

LENDER:

STANDARD CHARTERED BANK

By:	/s/ Marc Chait
Name:	Marc Chait
Title:	Director

By:	/s/ P.A. Johnson
Name:	P.A. Johnson
Title:	Regional Head

Signature page to Fourth Amendment